As filed with the Securities and Exchange Commission on June 5, 2007

                                                      Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                GREATBATCH, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                    16-1531026
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                   9645 Wehrle Drive, Clarence, New York 14031
          (Address of Principal Executive Offices, Including Zip Code)

                   GREATBATCH, INC. 2005 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                 Thomas J. Hook
                      President and Chief Executive Officer
                                9645 Wehrle Drive
                            Clarence, New York 14031
                                 (716) 759-5600
                     (Name and Address of Agent for Service)
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------


       Title of Securities            Amount to be              Proposed                Proposed              Amount of
         to be Registered             Registered(1)      Maximum Offering Price         Maximum              Registration
                                                              Per Share(2)         Aggregate Offering           Fee(2)
                                                                                         Price(2)

Common Stock, par value $.001           1,450,000                $29.62                $42,949,000             $1,318.54

(1) Plus such indeterminate number of shares of common stock of the Registrant as may be issuable by reason of the anti-dilution provisions of the Greatbatch, Inc. 2005 Stock Incentive Plan (the "Plan").

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the registration fee was computed on the basis of the market value of the 1,450,000 shares of common stock to be registered hereby estimated in accordance with Rule 457(c), solely for the purpose of computing the registration fee, on the basis of the average of the high and low prices per share of common stock of the Registrant reported on the New York Stock Exchange on May 30, 2007.

                      REGISTRATION OF ADDITIONAL SECURITIES

General Instruction E Information

       This Registration Statement on Form S-8 registers additional securities of the same class as other securities of Greatbatch, Inc. (the "Company") for which a Registration Statement of the Registrant on Form S-8 relating to the Plan is effective. Pursuant to General Instruction to Form S-8, the contents of the Company's Registration Statement on Form S-8 (File No. 333-129002) as filed with the Securities and Exchange Commission (the "Commission") on October 14, 2005 is hereby incorporated by reference. The Company is hereby registering an additional 1,450,000 shares of Common Stock, $.001 par value, issuable under the Plan, none of which has been issued as of the date of this registration statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.



       The following documents are filed as a part of this Registration Statement or incorporated herein by reference:


Exhibit No.        Description
-----------        -----------

     5.1           Opinion of Hodgson Russ LLP.

     23.1          Consent of Hodgson Russ LLP (included in exhibit 5.1).

     23.2          Consent of Deloitte & Touche LLP.

     24.4          Power of attorney (included on signature page).

                                   SIGNATURES



       Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Clarence, State of New York, on June 4, 2007.



                                         GREATBATCH, INC.


                                         BY:   /s/ Thomas J. Mazza
                                               -------------------
                                               Thomas J. Mazza
                                               Senior Vice President and CFO



                                POWER OF ATTORNEY



       The undersigned directors and officers of Greatbatch, Inc. (the "Company") do hereby constitute and appoint Thomas J. Hook, Thomas J. Mazza and Timothy G. McEvoy, and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below and any and all amendments (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provision of Rule 462(b) under the Act) hereto; and we do hereby ratify and confirm that all such persons shall do or cause to be done by virtue hereof.



       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                                Date
---------                      -----                                ----


/s/ Thomas J. Hook             President and Chief Executive        June 4, 2007
------------------              Officer (Principal Executive
Thomas J. Hook                  Officer)


/s/ Thomas J. Mazza            Sr. Vice President and Chief         June 4, 2007
-------------------             Financial Officer (Principal
Thomas J. Mazza                 Financial Officer)


/s/ Marco F. Benedetti         Corporate Controller (Principal      June 4, 2007
----------------------          Accounting Officer)
Marco F. Benedetti

/s/ Thomas J. Hook             President, Chief Executive Officer   June 4, 2007
------------------              and Director (Principal Executive
Thomas J. Hook                  Officer)

/s/ Edward F. Voboril          Chairman and Director                June 4, 2007
---------------------
Edward F. Voboril

/s/ Pamela G. Bailey           Director                             June 4, 2007
--------------------
Pamela G. Bailey

/s/Dr. Joseph A. Miller, Jr.   Director                             June 4, 2007
----------------------------
Dr. Joseph A. Miller, Jr.

/s/ Bill R. Sanford            Director                             June 4, 2007
-------------------
Bill R. Sanford

/s/ Peter H. Soderberg         Director                             June 4, 2007
----------------------
Peter H. Soderberg

/s/ Thomas S. Summer           Director                             June 4, 2007
--------------------
Thomas S. Summer

/s/ William B. Summers, Jr.    Director                             June 4, 2007
---------------------------
William B. Summers, Jr.

/s/ John P. Wareham            Director                             June 4, 2007
-------------------
John P. Wareham

EXHIBIT INDEX



Exhibit No.        Description
-----------        -----------


5.1*               Opinion of Hodgson Russ LLP.

23.1*              Consent of Hodgson Russ LLP (included in exhibit 5.1).

23.2*              Consent of Deloitte & Touche LLP.

24.1*              Power of attorney (included on signature page).


* Filed herewith